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                          DANIELSON ASSOCIATES INC.

                           6110 EXECUTIVE BOULEVARD
                                  SUITE 504
                        ROCKVILLE, MARYLAND 20852-3903
                              TEL: (301) 468-4884            PITTSBURGH OFFICE
                              FAX: (301) 468-0013            -----------------
                                                             TEL. (412) 262-3207



                                                                  Exhibit 23(e)


        We hereby consent to the reference to our name appearing herein under the captions entitled "Summary-Reasons for the Merger-First-Knox and -Opinion of Danielson" and "The Merger-Opinion of Danielson." We further consent to the use of our letter to the Board of Directors of First-Knox concerning the fairness of the financial terms of the proposed merger, appearing as Appendix F to the Joint Proxy Statement/Prospectus contained herein.


                                       /s/ Arnold G. Danielson
                                       --------------------------
                                       Arnold G. Danielson, Chairman


Rockville, Maryland
March 14, 1997